Cali Realty Corporation
August 5, 1996
Page 1







                                               August 5, 1996



Cali Realty Corporation
11 Commerce Drive
Cranford, New Jersey  07016

         Re:      Cali Realty Corporation
                  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as Maryland counsel to Cali Realty Corporation, a Maryland corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the proposed issuance of up to $500,000,000 in aggregate public offering price of the Company's preferred stock, par value $.01 per share ("Preferred Stock"), common stock, par value $.01 per share ("Common Stock"), warrants to purchase Preferred Stock ("Preferred Stock Warrants"), and warrants to purchase Common Stock ("Common Stock Warrants," and, together with Preferred Stock Warrants, Preferred Stock and Common Stock, "Offered Securities"). Capitalized terms defined in the Registration Statement and not otherwise defined herein are used herein with the meanings as so defined.

         In so acting, we have examined the Registration Statement and such corporate records, certificates, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

         In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents, and the conformity of final documents to the forms submitted to us for review. We have
relied  upon  the   representations   and   statements  of  officers  and  other
representatives of the Company with respect to the factual determinations underlying the legal conclusions set forth herein. We have not attempted to verify independently such representations and statements.
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Cali Realty Corporation
August 5, 1996
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         Based  on  the   foregoing,   and  subject  to  the   assumptions   and
qualifications stated herein, we are of the opinion that:

         1. The Common Stock, when (a) duly authorized by appropriate resolutions of the Company's Board of Directors, and (b) issued, sold and delivered in the manner and for the consideration stated in the Registration Statement and any prospectus supplement relating thereto, will be legally issued, fully paid and nonassessable.

         2. When (a) the terms of the Preferred Stock have been established in accordance with (i) the Articles of Incorporation of the Company, (ii) the Registration Statement and any prospectus supplement relating thereto, (iii) duly adopted resolutions of the Company's Board of Directors, and (iv) appropriate Articles Supplementary (incorporating the form of Articles Supplementary provisions filed as Exhibit 4.3 to the Registration Statement), duly adopted, executed, filed with and accepted for record by the Maryland State Department of Assessments and Taxation, and (b) the Preferred Stock has been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, any prospectus supplement relating thereto and the appropriate Articles Supplementary, the Preferred Stock will be legally issued, fully paid and nonassessable.

         3. When (a) one or more warrant agreements (incorporating the form of Common Stock Warrant Agreement provisions filed as Exhibit 4.2 to the Registration Statement) under which the Common Stock Warrants will be issued have been duly executed and delivered by the Company and a warrant agent, (b) the terms of the Common Stock Warrants have been established in accordance with the appropriate warrant agreement and duly adopted resolutions of the Company's Board of Directors authorizing the issue and sale of the Common Stock Warrants and reserving an appropriate number of shares of Common Stock to be issued upon the exercise of the Common Stock Warrants, (c) the Common Stock Warrant certificates have been executed and authenticated in accordance with the terms of the appropriate warrant agreement and (d) the Common Stock Warrants have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, any prospectus supplement relating thereto and the appropriate warrant agreement, the Common Stock Warrants will be legal, valid and binding obligations of the Company and the shares of Common Stock that may be issuable upon the exercise of such Common Stock Warrants, when so issued in accordance with the terms of the appropriate warrant agreement and against payment of the exercise price or other consideration set forth therein, will be legally issued, fully paid and nonassessable.

         4. When (a) one or more warrant agreements (incorporating the form of Preferred Stock Warrant Agreement provisions filed as Exhibit 4.7 to the Registration Statement) under which the Preferred Stock Warrants will be issued have been duly executed and delivered by the Company and a warrant agent, (b) the terms of the Preferred Stock Warrants have been established in accordance with the appropriate warrant agreement and duly adopted resolutions of the Company's Board of Directors authorizing the issue and sale of the Preferred Stock Warrants and ing an appropriate number of shares of Preferred Stock to be issued upon reserving an appropriate number of shares of Preferred Stock to be issued upon the exercise of the Preferred Stock Warrants, (c) the Preferred Stock Warrant certificates have been executed and authenticated in accordance with the terms of the appropriate warrant agreement and (d) the Preferred Stock
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Cali Realty Corporation
August 5, 1996
Page 3

Warrants have been issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, any prospectus supplement relating thereto and the appropriate warrant agreement, the Preferred Stock Warrants will be legal, valid and binding obligations of the Company and the shares of Preferred Stock that may be issuable upon the exercise of such Preferred Stock Warrants, when so issued in accordance with the terms of the appropriate warrant agreement and against payment of the exercise price or other consideration set forth therein, will be legally issued, fully paid and nonassessable.

         Our opinion is strictly limited to the Maryland General Corporation Law, excluding Maryland securities or "Blue Sky" laws, as currently in effect.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to any and all references to our firm as Maryland counsel in the Prospectus which is a part of the Registration Statement.

         This opinion is rendered solely for your benefit in connection with the transactions described above upon the understanding that we are not hereby assuming any professional responsibility to any other person. This opinion may not be relied upon by any other person and this opinion may not be used, disclosed, quoted, filed with a governmental agency or otherwise referred to without our express prior written consent. The opinions expressed in this letter are limited to the matters expressly set forth herein, and no other opinions should be inferred beyond the matters expressly stated herein.

                                                 Very truly yours,


                                                 /s/ Swidler & Berlin, Chartered
                                                 -------------------------------
                                                 SWIDLER & BERLIN, CHARTERED